Consolidation Services, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	LeeCo
	Services	Development			Pro-Forma
	Inc,	LLC			Adjusted
	For the Six Months Ended June 30, 2008		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	95,551	4,219	99,770	-	99,770
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	95,551	4,219	99,770	-	99,770

OPERATING LOSS	(95,551)	(4,219)	(99,770)	-	(99,770)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(95,551)	$(4,219)	$(99,770)	$-	$(99,770)

Consolidation Services, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	LeeCo
	Services	Development			Pro-Forma
	Inc,	LLC			Adjusted
	For the Year Ended December 31, 2007		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	176,517	22,865	199,382	-	199,382
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	176,517	22,865	199,382	-	199,382

OPERATING LOSS	(176,517)	(22,865)	(199,382)	-	(199,382)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(176,517)	$(22,865)	$(199,382)	$-	$(199,382)